Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

Board of Directors
Radica Games Limited

We consent to the incorporation by reference in this Registration Statement of Radica Games Limited on Form S-8 of our report dated February 12, 2001, appearing in the Annual Report on Form 20-F of Radica Games Limited for the year ended December 31, 2000.

/s/ Deloitte Touche Tohmatsu
DELOITTE TOUCHE TOHMATSU
Hong Kong
May 16, 2001